Exhibit 10.1

SUPPORT AGREEMENT

This Support Agreement, dated as of January 27, 2026 (this “Agreement”), is entered into between Stock Yards Bancorp, Inc., a Kentucky corporation (“SYBT”), and ___________ (“Shareholder”).

Recitals

A.    Concurrently with the execution and delivery of this Agreement, SYBT, River Holdings, Inc., a Kentucky corporation and direct, wholly-owned subsidiary of SYBT (“Merger Subsidiary”), and Field & Main Bancorp, Inc., a Kentucky corporation (“FMB”) and parent bank holding company of Field & Main Bank, Inc., a Kentucky banking corporation (the “Bank”), are entering into an Agreement and Plan of Merger, dated as of the date of this Agreement (as amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Subsidiary shall be merged with and into FMB, upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings provided in the Merger Agreement.

B.    As of the date of this Agreement, Shareholder is the record and beneficial owner and has the power to vote the number of shares of FMB Common Stock set forth, and in the manner reflected, on Attachment A to this Agreement (the shares listed on Attachment A, together with all shares of FMB Common Stock subsequently acquired by Shareholder during the term of this Agreement, are referred to in this Agreement as the “Owned Shares”).

C.    As an inducement and condition to entering into the Merger Agreement, SYBT has required that Shareholder agree, and Shareholder has agreed, to enter into this Agreement.

D.    Concurrently with the execution of this Agreement, SYBT is also entering into a Support Agreement identical in form to this Agreement (each, an "Other Support Agreement") with each of the shareholders of FMB identified on Attachment C (the "Supporting Shareholders").

E.    NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
VOTING AGREEMENT

Section 1.1    Agreement to Vote. Shareholder hereby agrees that, during the time this Agreement is in effect, at the FMB Meeting, and at any other meeting of the shareholders of FMB, however called, or any adjournment or postponement thereof, Shareholder shall:

(a)    appear at each meeting or otherwise cause the Owned Shares to be counted as present at each meeting for purposes of calculating a quorum; and

(b)    vote (or cause to be voted), in person or by proxy, all of the Owned Shares (i) in favor of (A) the adoption and approval of the Merger, the Merger Agreement and the transactions contemplated thereby, (B) any other matter that is required to facilitate the transactions contemplated by the Merger Agreement and (C) any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes to approve the Merger, the Merger Agreement and the transactions contemplated thereby; (ii) against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of FMB contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iii) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or the transactions contemplated by the Merger Agreement or the performance by Shareholder of Shareholder’s obligations under this Agreement.

Section 1.2    Shareholder Capacity. Notwithstanding anything to the contrary contained in this Agreement, Shareholder makes no agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer, as applicable, of FMB or the FMB Subsidiaries, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Shareholder in Shareholder’s capacity as such a director or officer, as applicable, of FMB or the FMB Subsidiaries, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict Shareholder from exercising in a manner consistent with the terms of the Merger Agreement Shareholder’s fiduciary duties as a director or officer, as applicable, to FMB, the FMB Subsidiaries or their respective shareholders.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to SYBT as follows:

Section 2.1    Authority; Authorization.

(a)    Shareholder has all requisite power, right, authority and capacity to execute and deliver this Agreement, to perform Shareholder’s obligations under this Agreement, and to consummate the transactions contemplated by this Agreement.

(b)    This Agreement has been duly and validly executed and delivered by Shareholder, and the execution, delivery and performance of this Agreement by Shareholder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Shareholder, and no other actions or proceedings on the part of Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement.

(c)    Assuming the authorization, execution and delivery of this Agreement by SYBT, this Agreement constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms.

(d)    If Shareholder is married and the Owned Shares set forth by the name of Shareholder on the signature page to this Agreement constitute property owned jointly with Shareholder’s spouse, this Agreement has been executed by Shareholder’s spouse and constitutes the valid and binding agreement of Shareholder’s spouse. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 2.2    Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the consummation of the transactions contemplated by this Agreement and the compliance with the provisions of this Agreement will not (a) to the knowledge of Shareholder, require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (b) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Shareholder, (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Shareholder, or (d) violate any other agreement to which Shareholder is a party including, without limitation, any voting agreement, shareholder agreement, irrevocable proxy or voting trust. The Owned Shares are not, with respect to the voting or transfer of the Owned Shares, subject to any other agreement, including any voting agreement, shareholder agreement, irrevocable proxy or voting trust.

Section 2.3    Ownership of Securities. On the date of this Agreement, the Owned Shares set forth on Attachment A to this Agreement are owned of record and beneficially by Shareholder in the manner reflected on Attachment A, include all of the shares of FMB Common Stock owned of record or beneficially by Shareholder, and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests (other than as created by this Agreement). As of the date of this Agreement Shareholder has, and at the FMB Meeting or any other shareholder meeting of FMB in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement (except respecting Owned Shares that Shareholder is permitted to Transfer (as defined in Section 3.2(a) below) pursuant to this Agreement), Shareholder will have sole voting power and sole dispositive power with respect to all of the Owned Shares. For purposes of this Agreement, the term “beneficial ownership” shall be interpreted in accordance with Rule 13d-3 under the Exchange Act.

Section 2.4    Absence of Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of Shareholder, threatened against or affecting Shareholder or any of its affiliates before or by any Governmental Entity that could reasonably be expected to impair the ability of Shareholder to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement on a timely basis.

Section 2.5    Reliance by SYBT. Shareholder understands and acknowledges that SYBT is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

ARTICLE III
COVENANTS

Section 3.1    No Solicitation; Notice of Acquisitions; Proposals Regarding Prohibited Transactions.

(a)    Shareholder agrees that during the term of this Agreement, Shareholder shall not, and shall not permit any investment banker, financial advisor, attorney, accountant or other representative retained by Shareholder, directly or indirectly, to (i) take any of the actions specified in Section 5.14 of the Merger Agreement except as permitted by such Section 5.14 of the Merger Agreement or (ii) participate in, directly or indirectly, a “solicitation” of “proxies” (as those terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of FMB Common Stock in connection with any vote or other action on any matter of a type described in Section 1.1(b) of this Agreement, other than to recommend that shareholders of FMB vote in favor of the adoption and approval of the Merger Agreement and the Merger and as otherwise expressly permitted by this Agreement or the Merger Agreement. Except as permitted by the Merger Agreement, Shareholder agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any persons other than SYBT with respect to any possible Acquisition Proposal and will take all necessary steps to inform any investment banker, financial advisor, attorney, accountant or other representative retained by him, her or it of the obligations undertaken by Shareholder pursuant to this Section 3.1.

(b)    Shareholder hereby agrees to notify SYBT promptly (and, in any event, within 24 hours) in writing of the number of any additional shares of FMB Common Stock of which Shareholder acquires beneficial or record ownership on or after the date hereof.

Section 3.2    Restrictions on Transfer of Owned Shares and Proxies; Non-Interference.

(a)    Shareholder agrees that it will not, prior to the earlier of the receipt of the Requisite FMB Vote or the termination of this Agreement, Transfer or agree to Transfer any Owned Shares other than with SYBT’s prior written consent. For purposes of this Agreement, “Transfer” shall mean to, other than in connection with the Merger or the other transactions contemplated by the Merger Agreement, offer, sell, contract to sell, pledge, assign, distribute by gift or donation, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, any capital stock or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, and provided that any change of Trustee of Shareholder shall not constitute a “Transfer” for the purposes of this Agreement.

(b)    Notwithstanding Section 3.2(a) of this Agreement, Shareholder may make gifts or other distributions of Owned Shares or otherwise Transfer Owned Shares to a beneficiary or an affiliate or immediate family member of a beneficiary of Shareholder, or to a trust for the benefit of a beneficiary of Shareholder or an affiliate or immediate family member of a beneficiary of Shareholder during the term of this Agreement if the donee or transferee enters into an agreement containing covenants equivalent to those set forth in this Agreement (other than those restrictions set forth in Section 3.8(a) hereof), such as the joinder agreement in the form of Attachment D (provided such joinder agreement shall expressly exclude the restrictions set forth in Section 3.8(a) of this Agreement).

(c)    Shareholder hereby covenants and agrees that, except for this Agreement, it (i) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares, (ii) has not granted, and except for proxies granted as contemplated by Section 1.1(b), shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Owned Shares, (iii) has not taken any action, and shall not take any action at any time while this Agreement remains in effect, that would or is reasonably likely to (A) make any representation or warranty contained in this Agreement untrue or incorrect in any material respect or (B) have the effect of preventing Shareholder from performing its obligations under this Agreement.

Section 3.3    Lock-Up Agreement.

(a)    Commencing on the first day of the calendar quarter immediately following the Closing (the “First Quarter Date”) and continuing until the earliest to occur of (i) the termination of this Agreement, (ii) the date that the Preston Family Shareholders (as defined below) collectively own less than one percent (1%) of the then-outstanding shares of SYBT Common Stock, or (iii) a decline of at least twenty percent (20%) in the average closing price of SYBT Common Stock over any ten (10) consecutive trading-day period (the “SYBT Trading Price”), provided that the percentage decline in the SYBT Trading Price exceeds by greater than fifteen percent (15%) the decline (if any) in the KBW Nasdaq Regional Banking Index over the same ten (10) trading-day period (the “Lock-Up Period”), Shareholder hereby agrees that Shareholder will not, either individually or collectively with each of the other Supporting Shareholders and their transferees pursuant to Section 3.2(b) or Section 3.3(c) of this Agreement or the Other Support Agreements (the “Preston Family Shareholders”), at any time, directly or indirectly, without the prior written consent of SYBT, Transfer during any calendar quarter any shares of SYBT Common Stock which Shareholder received in the Merger (the “Merger Common Stock”) in an amount in excess of two and a half percent (2.5%) of the aggregate shares of Merger Common Stock received by the Preston Family Shareholders; provided that the restrictions in this Section 3.3(a) shall not apply to any block trade in compliance with Section 3.3(b). In addition, Shareholder hereby agrees that Shareholder will not, either individually or collectively with each of the other Preston Family Shareholders, Transfer any Merger Common Stock between the Closing Date and the First Quarter Date.

(b)    During the Lock-Up Period, Shareholder may request in writing that SYBT consider engaging in a block trade transaction pursuant to which SYBT would purchase shares of SYBT Common Stock from Shareholder upon mutually agreed terms (“Block Trade Request”). SYBT shall consider and promptly respond to any Block Trade Request; provided that SYBT shall have no obligation to engage in a block trade transaction with Shareholder, and can decline the Block Trade Request for any or no reason, including to preserve the intended U.S. federal income tax treatment of the Merger, as set forth in the Tax Opinion contemplated by Section 6.1(f) of the Merger Agreement. If SYBT declines (or fails to respond within ten (10) Business Days to) a Block Trade Request, then Shareholder may consummate a negotiated block trade (the “Block Trade”) with an identified buyer or buyers on terms no more favorable than those offered to SYBT, provided that, if a transferee is receiving in the Block Trade more than one percent (1%) of the then-outstanding shares of SYBT Common Stock, such transferee shall execute a joinder agreement in the form of Attachment D (or a substantially similar agreement acceptable to SYBT).

(c)    The restrictions set forth in this Section 3.3 shall not apply to (i) Transfers of Merger Common Stock to a beneficiary or an affiliate or immediate family member of a beneficiary of Shareholder, or to a trust for the benefit of a beneficiary of Shareholder or an affiliate or immediate family member of a beneficiary of Shareholder, or (ii) Transfers required by applicable law or regulation, court order or governmental directive, or required under Shareholder’s governing trust documents as in effect on the date of this Agreement (including to effect a distribution, division or re-titling mandated by such governing documents); provided, that Shareholder and the proposed transferee provide notice to SYBT of the Transfer and the transferee enters into an agreement containing covenants equivalent to those set forth in this Agreement (other than those restrictions set forth in Section 3.8(a) hereof), such as the joinder agreement in the form of Attachment D (provided such joinder agreement shall expressly exclude the restrictions set forth in Section 3.8(a) of this Agreement).

(d)    The restrictions set forth in this Section 3.3 shall not apply to Transfers made in connection with, and solely to the extent necessary to effect, a “Change in Control” of SYBT as approved or recommended by the SYBT Board of Directors. Upon the occurrence of a Change in Control, the restrictions in this Section 3.3 shall no longer apply to Transfers of Merger Common Stock. For purposes of this Section 3.3(d), a "Change in Control" shall be deemed to have occurred if:

(i)    any Person (as defined below) is or becomes the Beneficial Owner (as defined in this definition) of securities of SYBT representing 20% or more of the combined voting power of SYBT's then outstanding securities (unless (A) such Person is the Beneficial Owner of 20% or more of such securities as of the Effective Time or (B) the event causing the 20% threshold to be crossed is an acquisition of securities directly from SYBT);

(ii)    during any period of two consecutive years beginning after the Effective Time individuals who at the beginning of such period constitute the Board of Directors of SYBT and any new director (other than a director designated by a person who has entered into an agreement with SYBT to effect a transaction described in clause (i), (iii) or (iv) of this Change in Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of SYBT;

(iii)    the shareholders of SYBT (or SYBT as the sole shareholder of Bank) approve a merger or consolidation of SYBT or Bank with any other corporation (other than a merger or consolidation which would result in the voting securities of SYBT outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity surviving such merger or consolidation), in combination with voting securities of SYBT or such surviving entity held by a trustee or other fiduciary pursuant to any employee benefit plan of SYBT or such surviving entity or of any subsidiary of SYBT or such surviving entity, at least 80% of the combined voting power of the securities of SYBT or such surviving entity outstanding immediately after such merger or consolidation); or

(iv)     the shareholders of SYBT approve a plan of complete liquidation or dissolution of SYBT or an agreement for the sale or disposition by SYBT of all or substantially all of SYBT's assets.

(v)    For purposes of the definition of Change in Control, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act, as supplemented by Section 13(d)(3) of such Act; provided, however, that Person shall not include (i) SYBT or any subsidiary or any other Person controlled by SYBT, (ii) any trustee or other fiduciary holding securities under any employee benefit plan of SYBT or of any subsidiary, or (iii) a corporation owned, directly or indirectly, by the shareholders of SYBT in substantially the same proportions as their ownership of securities of SYBT.

(vi)    For purposes of the definition of Change in Control, a Person shall be deemed the "Beneficial Owner" of any securities which such Person, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that: (i) a Person shall not be deemed the Beneficial Owner of any security as a result of an agreement, arrangement or understanding to vote such security (x) arising solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with the Exchange Act, and the applicable rules and regulations thereunder or (y) made in connection with, or to otherwise participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Exchange Act, and the applicable rules and regulations thereunder; in either case described in clause (x) or clause (y) above, whether or not such agreement, arrangement or understanding is also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); and (ii) a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

(e)    Shareholder agrees and consents to the entry of stop transfer instructions with SYBT and its transfer agent and registrar against the Transfer in violation of this Agreement of shares of Merger Common Stock. In furtherance of the foregoing, SYBT is hereby authorized to decline to make or authorize any Transfer of securities if the Transfer would constitute a violation or breach of this Agreement. For purposes of this Agreement, except for Merger Common Stock Transferred in a block trade or to a Person who is (or thereby becomes) a Preston Family Shareholder, all Merger Common Stock which is Transferred for the account of Shareholder during any calendar quarter shall be aggregated with Transfers of Merger Common Stock by each of the Preston Family Shareholders for the purpose of determining the limitation on the amount of securities Transferred. The FMB Common Stock owned by each Preston Family Shareholder as of the date of this Agreement is set forth on Attachment C to this Agreement.

(f)    To facilitate compliance with the provisions of Section 3.3, Shareholder agrees to hold the Merger Common Stock as a shareholder of record on the books of SYBT’s transfer agent and registrar during the term of this Agreement.

Section 3.4    Status as SYBT “Insider.” Shareholder hereby acknowledges receipt of SYBT’s “Insider Trading Policy for Director/Executive Management” (as it may be amended from time to time, the “Policy”). Shareholder agrees that, if Scott P. Davis serves as Shareholder’s Trustee while simultaneously serving as a member of the SYBT Board of Directors, Shareholder, for itself and its affiliates, will comply with the Policy’s requirements, including those restrictions regarding trading windows, pledging, and material, nonpublic information.

Section 3.5    Dissenters’ Rights. Shareholder agrees not to exercise any right to dissent (including, without limitation, under any rights set forth in Sections 271B.13-010 through 271B.13-310 of the KBCA) as to any Owned Shares which may arise with respect to the Merger or the transactions contemplated by the Merger Agreement.

Section 3.6    Stop Transfer. Shareholder agrees that it shall not request that FMB register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Owned Shares prior to the receipt of the Requisite FMB Vote, unless the transfer is made in compliance with this Agreement.

Section 3.7    Further Assurances; Cooperation.

(a)    Shareholder, without further consideration, will (i) use all reasonable efforts to cooperate with SYBT and FMB in furtherance of the transactions contemplated by the Merger Agreement, (ii) promptly execute and deliver all additional documents that may be reasonably necessary in furtherance of the transactions contemplated by the Merger Agreement, and take all reasonable actions as are necessary or appropriate to consummate the transactions contemplated by the Merger Agreement, and (iii) promptly provide any information, and make all filings, reasonably requested by SYBT for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with any Regulatory Agencies).

(b)    Shareholder consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by law or any Regulatory Agency or Governmental Entity, in any other documents or communications provided by SYBT or FMB to any Regulatory Agency or Governmental Entity or to security holders of SYBT or FMB) of Shareholder’s identity and beneficial and record ownership of the Owned Shares, the nature of Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and the Merger Agreement and any additional requisite information regarding the relationship of Shareholder with SYBT and the SYBT Subsidiaries and/or FMB, the Bank, and the other FMB Subsidiaries.

Section 3.8    Non-Competition and Non-Solicitation.

(a)    Shareholder agrees that for (x) the period between the date of this Agreement and the Effective Time (except for service on the Board of Directors or as an officer of FMB or Bank) and (y) for a period of three (3) years following the Effective Time, Shareholder will not:

(i)    engage in a Competitive Business (as defined below) as an employee, shareholder, partner, member, manager, officer or director; provided that the foregoing shall not prohibit Shareholder from (A) continuing to engage in the activities in which Shareholder is currently a participant which are expressly set forth on Attachment B attached hereto (provided, however, for the avoidance of doubt, Shareholder’s continuing to engage in the activities set forth on Attachment B does not relieve Shareholder of Shareholder’s obligations under Section 3.8(a)(ii) or (iii) of this Agreement), or (B) holding up to five (5%) of the outstanding securities of any class of any publicly held company which is a Competitive Business;

(ii)    (A) solicit or otherwise attempt in any manner to cause or otherwise encourage any persons who are employees of FMB, the Bank, any other FMB Subsidiary, SYBT, or any SYBT Subsidiary prior to, at, or after the Effective Time (“Employees” and each individually an “Employee”) to leave the employ of FMB, the Bank, any other FMB Subsidiary, SYBT or any of the SYBT Subsidiaries, or (B) hire any Employee, or cause, induce or encourage any Competitive Business to hire any Employee; or

(iii)    (A) induce, persuade, encourage or influence, or attempt to induce, persuade, encourage or influence, any person (as such term is interpreted in Section 8.6 of the Merger Agreement) having a business relationship with FMB, the Bank, any other FMB Subsidiary, SYBT or any SYBT Subsidiary, to discontinue, reduce or restrict such relationship or (B) solicit, target or divert, or attempt to solicit, target or divert, the deposits, loans or other products and services from persons who are or were depositors, borrowers or customers of FMB, the Bank, any other FMB Subsidiary, SYBT or any SYBT Subsidiary prior to, at, or after the Effective Time; provided, however, nothing in this Section 386(a)(iii) shall prevent Shareholder from engaging in Shareholder’s personal, family, business or employment activities as a customer of a Competitive Business.

(iv)    For purposes of this Agreement, the term “Competitive Business” shall mean the business or operations of a bank, thrift, credit union, investment, mortgage banking, financial planning or wealth management or investment advisor, trust company, industrial bank, insurance company, or any other financial institution or bank holding company either located or doing business either (A) within the Kentucky counties of Henderson, Fayette, and/or Harrison, and/or the Indiana county of Vanderburgh, or (B) within any county contiguous to any county referred to in item (A) of this Section 3.8(a)(iv).

(b)    Shareholder agrees that, subject to Shareholder’s fiduciary duties and legal obligations and as described below, for (x) the period on and between the date of this Agreement and the Effective Time, and (y) for a period of five (5) years following the Effective Time, Shareholder will not, with respect to Shareholder’s banking and wealth management customer relationship (including without limitation Shareholder’s deposit accounts, loan accounts, wealth management accounts, and any other products and services) in existence as of the date of this Agreement with FMB, the Bank, and/or any FMB Subsidiary and for which any of the foregoing receives compensation (the “Current Banking and Wealth Management Relationship”), discontinue, reduce, restrict, or divert in any manner all or any part of such Current Banking and Wealth Management Relationship with or from (as applicable) FMB, the Bank, any FMB Subsidiary, or SYBT or any SYBT Subsidiary (as successors in interest to the Current Banking and Wealth Management Relationship from and after the Effective Time by virtue of the Bank Merger). For the avoidance of doubt, nothing in this Section shall (i) prevent Shareholder, or any trustee of Shareholder, from changing (including without limitation terminating) any Current Banking and Wealth Management Relationship if the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties or legal obligations under governing documents or applicable law or (ii) require Shareholder, or any trustee of Shareholder, to continue any Current Banking and Wealth Management Relationship on terms or in a manner that are not at least as favorable to Shareholder as the terms or in the manner under which such Current Banking and Wealth Management Relationship is maintained on the date hereof. Further, for the avoidance of doubt, to the extent Shareholder is a trust, nothing in this Agreement prohibits the Shareholder from forming and maintaining a private trust company as trustee of Shareholder for the sole purpose of the internal management, administration and governance of the Shareholder (a “Private Trust Company”), provided that such Private Trust Company does not perform or engage in any manner in any function or activity that constitutes all or any part of the Current Banking and Wealth Management Relationship (including with SYBT or any SYBT Subsidiary as successors in interest to the Current Banking and Wealth Management Relationship).

(c)    Shareholder acknowledges and agrees that the business conducted by SYBT and the SYBT Subsidiaries is highly competitive and that the covenants made by Shareholder in this Section 3.8 are made as a necessary inducement for SYBT to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement. It is the desire and intent of the parties to this Agreement that the provisions of this Section 3.8 shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. It is expressly understood and agreed that although Shareholder and SYBT each consider the restrictions contained in this Section 3.8 to be reasonable, if a final determination is made by a court of competent jurisdiction or an arbitrator that the time or territory or any other restriction contained in this Section 3.8 is unenforceable against any party, the provisions of this Section 3.8 shall be deemed amended to apply as to the maximum time and territory and to the maximum extent as the applicable court may judicially determine or indicate to be enforceable. The parties further agree to execute all documents necessary to evidence the applicable amendment.

(d)    Shareholder acknowledges and agrees that the provisions of this Agreement are fair, reasonable and necessary to protect SYBT’s legitimate business interests and to protect the value of SYBT’s acquisition of FMB.

(e)    Neither party will, at any time during the three (3) year period referred to in Section 3.8(a) of this Agreement, disparage the other party, or the business conducted by such other party, or any of such other party’s stockholders, members, directors, managers, officers, employees or agents.

ARTICLE IV
Termination

Section 4.1    Termination. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement before the Effective Time in accordance with its terms and (ii) the date that is five (5) years following the Effective Time.

Section 4.2    Effect of Termination. In the event of termination of this Agreement pursuant to Section 4.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no termination of this Agreement shall relieve any party to this Agreement from any liability for any breach of this Agreement occurring prior to the termination of this Agreement or any obligations under this Agreement.

ARTICLE V
MISCELLANEOUS

Section 5.1    Amendment; Waivers. Any provision of this Agreement may be amended or waived if, and only if, the amendment or waiver is in writing and signed (a) in the case of an amendment, by SYBT and Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver the applicable right, power or privilege, nor shall any single or partial exercise any right, power or privilege preclude any other or further exercise of the applicable right, power or privilege or the exercise of any other right, power or privilege.

Section 5.2    Expenses. Subject to Section 5.8, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring the expenses.

Section 5.3    Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by one party to the other party shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) sent by an internationally recognized overnight courier service upon the party for whom it is intended, or (c) sent by email, provided that the transmission of the e-mail is promptly confirmed:

If to Shareholder: The address provided on Attachment A hereto.

(a)    if to SYBT:

Stock Yards Bancorp, Inc.

1040 E. Main St.

Louisville, KY 40206

Attention:     James A. Hillebrand, Chairman and CEO

Email:           Ja.Hillebrand@syb.com

with a copy to :

Stock Yards Bancorp, Inc.

1040 E. Main St.

Louisville, KY 40206

Attention:     Nathan L. Berger, General Counsel

Email:           nathan.berger@syb.com

and with a copy (which shall not constitute notice) to:

Frost Brown Todd LLP

400 West Market Street, 32nd Floor

Louisville, KY 40202

Attention:       James Giesel

                William N. Jones

Email:             jgiesel@fbtlaw.com

                njones@fbtlaw.com

Section 5.4    Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Neither this Agreement, nor any of the rights and obligations under this Agreement, shall be transferred by Shareholder without the prior written consent of SYBT.

Section 5.5    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party to this Agreement and their respective successors, heirs, and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 5.6    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, the invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in the applicable jurisdiction, and this Agreement shall be reformed, construed and enforced in the applicable jurisdiction so that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 5.7    Specific Performance; Remedies. Each of the parties to this Agreement agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that SYBT would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which SYBT may be entitled (including monetary damages), SYBT shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement. Shareholder further agrees that neither SYBT, Merger Subsidiary nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.7, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any bond or similar instrument. All rights, powers and remedies provided under this Agreement or otherwise available in respect of this Agreement at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 5.8    Governing Law.

(a)    This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky without regard to any applicable conflicts of law.

(b)    Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the federal or state courts located in Louisville, Jefferson County, Kentucky (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon any party in any action or proceeding will be effective if notice is given in accordance with Section 5.3. Notwithstanding any other provision in this Agreement, in the event of any action arising out of or resulting from this Agreement, the prevailing party shall be entitled to recover its costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with the action.

Section 5.9    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT THE PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.9.

Section 5.10    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.11    Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, email of a PDF copy, or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 5.12    Delivery by Facsimile or Electronic Transmission.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No party hereto or to any agreement or instrument entered into in connection with this Agreement shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any defense based on the foregoing.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

SYBT: Stock Yards Bancorp, Inc.

By:
James A. Hillebrand, Chairman and CEO

[Signature Page to Support Agreement]

SHAREHOLDER: [TRUST NAME]

By:
Scott P. Davis, Trustee

By:
Leigh Anne Preston, Trustee

[Signature Page to Support Agreement]

Attachment A

Owned Shares

Name and Address of Shareholder	Owned Shares
[NAME] [ ] [ ] Phone: [ ] Email: [ ]

Attachment B

Current Activities

Attachment C

Preston Family Shareholders

Shareholder	FMB Shares Prior to Merger
Preston Family Revocable Trust	16,799
RB&HL Preston Non-Exempt Trust FBO Vivian R. Brigham	259,290
RB&HL Preston GST Exempt Trust FBO Vivian R. Brigham	45,928
RB&HL Preston Non-Exempt Trust FBO Charlotte K. Critser	259,290
RB&HL Preston GST Exempt Trust FBO Charlotte K. Critser	45,928
RB&HL Preston Non-Exempt Trust FBO Kent A. Preston	259,290
RB&HL Preston GST Exempt Trust FBO Kent A. Preston	45,928
RB&HL Preston Non-Exempt Trust FBO Leigh Anne Preston	259,290
RB&HL Preston GST Exempt Trust FBO Leigh Anne Preston	45,928
RB&HL Preston Non-Exempt Trust FBO Constance P. Walaskay	259,290
RB&HL Preston GST Exempt Trust FBO Constance P. Walaskay	45,928

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Attachment D

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Support Agreement, dated as of [ ] (the “Support Agreement”), by and between Stock Yards Bancorp, Inc., a Kentucky corporation (“SYBT”) and [TRUST NAME] (the “Shareholder”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Support Agreement.

WHEREAS, the Support Agreement provides that Shareholder may Transfer certain capital stock of FMB or SYBT so long as donee or transferee enters into an agreement containing covenants governing the voting and transfer of the transferred capital stock equivalent to those set forth in the Support Agreement (the “Transfer Requirement”);

WHEREAS, Section 3.8 of the Support Agreement contains certain covenants regarding non-solicitation and non-competition; and

WHEREAS, Section 5.7 of the Support Agreement contains certain provisions regarding the specific performance of the Support Agreement.

NOW, THEREFORE, in order to satisfy the Transfer Requirement and in consideration of the premises and the mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, that:

i.	the Joining Party shall be deemed to be a party and be bound by the Support Agreement as a “Shareholder” and a “Preston Family Shareholder” as of the date hereof; and

ii.	this Joinder Agreement is for the benefit of the parties to the Support Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: [NAME OF JOINING PARTY]

By:
Name:
Title:

Address for notices:

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